EXHIBIT 99.1

Press Release	January 5, 2006
For Immediate Release

Gastar Exploration, Ltd. Announces Log Results on Donelson #2 Well

Apparent Knowles Discovery Confirmed

HOUSTON, TX (January 5, 2006). Gastar Exploration, Ltd. (AMEX: GST; TSX: YGA) announced today that Gastar has drilled the Donelson #2 well to a total depth of 14,690 feet and, based on gas shows during drilling and electric logs, the well encountered approximately 50 net feet of apparent pay within the Knowles formation. The Donelson #2 well also encountered an apparently productive 10 foot zone within the Pettet formation. Gastar is in the process of installing production casing and tubing with plans to complete the well in the Knowles formation and start initial gas sales by late-January 2006. Following the installation of the production casing and tubing, Nabors Rig 623 will be moved to another Knowles location and completion activities will begin on the Donelson #1 well for a planned completion in the lower Bossier formations encountered in that well.

Gastar’s President & CEO, J. Russell Porter, issued the following comments, “The Donelson #2 well was drilled to accelerate development and production of the shallower Knowles formation that was originally encountered in the Donelson #1 well. Our current plans call for another Knowles well to be drilled in the vicinity of the Hilltop structure followed by a multiple-rig Bossier drilling program as a part of our previously announced joint venture with Chesapeake Energy Corporation (NYSE: CHK).”

Gastar Exploration, Ltd. is an exploration and production company focused on finding and developing natural gas assets in North America and Australia. The Company pursues a balanced strategy combining low-risk CBM development with select higher risk, deep natural gas exploration prospects. Gastar’s CBM activities are conducted within the Powder River Basin of Wyoming and upon the approximate 4 million acres controlled by Gastar and its Joint Development partners in Australia’s Gunnedah Basin, PEL 238 and Gastar’s Gippsland Basins located in New South Wales and Victoria respectively. The Company owns and controls development acreage in the Deep Bossier Sand gas play of East Texas and in the deep Trenton-Black River play in the Appalachian Basin.

Safe Harbor Statement and Disclaimer

This Press Release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934. A statement identified by the words “expects,” “projects,” “plans,” and certain of the other foregoing statements may be deemed “forward-looking statements.” Although Gastar believes that the expectations reflected in such forward-looking statements are reasonable, these statements involve risks and uncertainties that may cause actual future activities and results to be materially different from those suggested or described in this press release. These include risks inherent in the drilling of oil and natural gas wells, including risks of fire, explosion, blowout, pipe failure, casing collapse, unusual or unexpected formation pressures, environmental hazards, and other operating and production risks inherent in oil and natural gas drilling and production activities, which may temporarily or permanently reduce production or cause initial production or test results to not be indicative of future well performance or delay the timing of sales or completion of drilling operations; risks with respect to oil and natural gas prices, a material decline in which could cause the Company to delay or suspend planned drilling operations or reduce production levels; and risks relating to the availability of capital to fund drilling operations that can be adversely affected by adverse drilling results, production declines and declines in oil and gas prices and other risk factors as described in the Company’s Annual Information Form filed as of March 2005, on the System for Electronic Document Analysis and Retrieval (SEDAR) at www.sedar.com.

The Toronto Stock Exchange has not reviewed and does not accept responsibility for the adequacy or accuracy of this release.

Contact Information:

Gastar Exploration, Ltd.

1331 Lamar, Suite 1080

Houston, TX 77010

(713) 739-1800 FAX (713) 739-0458

Attention J. Russell Porter

E-Mail: rporter@gastar.com

Web Site: www.gastar.com